UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NetSol Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	95-4627685 (I.R.S. Employer Identification No.)

24025 Park Sorrento, Suite 410

Calabasas, CA 91302

Phone: (818) 222-9195

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Najeeb Ghauri, Chief Executive Officer

24025 Park Sorrento, Suite 410

Calabasas, CA 91302

Phone: (818) 222-9195

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer (do not check if a smaller reporting company) [X]	Smaller reporting company [ ]

EXPLANATORY NOTE

NetSol Technologies, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 filed by the Registrant (File No. 333-177483), as amended (the “Registration Statement”), to deregister certain securities originally registered by the Registrant pursuant to the Registration Statement.

The Registrant has terminated any and all offerings of the Registrant’s securities pursuant to this Registration Statement. The Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 4 to the Registration Statement, any and all securities registered under the Registration Statement that remain unsold.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on December 22, 2016

NETSOL TECHNOLOGIES, INC.

By:	/s/ Najeeb U. Ghauri
Najeeb U. Ghauri,
Chief Executive Officer, Chairman and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Najeeb U. Ghauri	Chief Executive Officer and	December 22, 2016
Najeeb U. Ghauri	Director (Principal Executive Officer)

*	Chief Financial Officer (Principal	December 22, 2016
Roger Almond	Financial and Accounting Officer)

*	Director	December 22, 2016
Naeem Ghauri

*	Director	December 22, 2016
Eugen Beckert

*	Director	December 22, 2016
Shahid Javed Burki

*	Director	December 22, 2016
Mark Caton

* By:	/s/ Najeeb U. Ghauri
Najeeb U. Ghauri
Attorney-in-fact

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EXHIBIT INDEX

24† Power of Attorney

†	Incorporated by reference to the registrants’ registration statement on Form S-3 (File No. 333-177483) filed October 24, 2011.

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